EXHIBIT 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
To the Participants and Plan Administrator
of the National Fuel Gas Company
Tax Deferred Savings Plan
We consent to the incorporation by reference in the Registration Statement (No. 333-03055 and 333-102220) of the National Fuel Gas Company on Form S-8 of our report dated May 18, 2006, appearing in this Annual Report on Form 11-K/A of the National Fuel Gas Company Tax Deferred Savings Plan as of and for the year ended December 31, 2005.
Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
July 9, 2007